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                                                                  Exhibit 10.6.1

          AMENDMENT NO. 1 TO INTERNET MARKETING AND LICENSING AGREEMENT


This Amendment No. 1 to Internet Marketing and Licensing Agreement, dated as of January 26, 2000 (the "Amendment") is entered into by and between priceline.com Incorporated ("priceline") and LendingTree, Inc. ("LendingTree").

WHEREAS, Lending Tree and priceline are parties to that certain Internet Marketing and Licensing Agreement dated as of August 1, 1998 (the "Agreement"); and

WHEREAS, the Parties desire to amend certain terms of the Agreement, including, without limitation, extending the Initial Term of the Agreement for an additional six (6) months and terminating the exclusivity provisions set forth in Section 5.1 of the Agreement as provided below.

NOW, THEREFORE, in consideration of the premises, representations, warranties, obligations, covenants, duties and agreements contained herein, and in the Agreement, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.           Amendments. The Agreement is hereby amended as follows:

             a. Section 1.4 is hereby deleted in its entirety and replaced with the following:

                  "1.4 "Mortgage Web Pages" means the area of the Priceline web site and those web pages accessed from the Priceline web site which (i) facilitate access exclusively to LendingTree's network of participating lenders and (ii) through which LendingTree offers its mortgage brokerage services. The term Mortgage Web Pages shall expressly exclude those portions of the Priceline web site and web pages accessed from the Priceline web site through which Priceline or one or more of its affiliated entities or third parties, obtains or processes consumer information, makes or brokers Mortgage Loans, or otherwise operates a mortgage brokerage or similar service separate from the mortgage brokerage services offered by LendingTree. The Mortgage Web Pages will be co-branded by the use of


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         both parties' trademarks, tradenames, logos, or designations, as agreed to by the parties in accordance with the terms of this Agreement."

         b. The third sentence of Section 3.1 is hereby amended to read in its entirety as follows:

         "Priceline will use commercially reasonable best efforts to make The Mortgage Web Pages available to the public vis-a-vis the Internet on the Priceline web site on a continuous basis in the states in which Priceline markets the mortgage brokage services of Lending Tree."

         c. Section 3.5 is hereby deleted in its entirety and replaced with the following:

                  "3.5 Legal Compliance. During the term of this Agreement, Priceline shall be responsible for the compliance, in all material respects, with federal, state and other laws and regulations generally applicable to the Priceline web site, including (i) all general advertising related thereto, including general unfair and deceptive trade issues, consumer protection issues and customer relations issues and (ii) compliance with laws or regulations applicable to those portions of the Priceline web site other than the Mortgage Web Pages. LendingTree shall be responsible for compliance with federal, state or other laws or regulations applicable to mortgage brokerage services offered by LendingTree through the Mortgage Web Pages ."as provided in section 4.6 of this Agreement.

         d. The last sentence of Section 4.1 is hereby amended to read in its entirety as follows:

                  "LendingTree will at all times maintain in all material respects compliance with applicable federal and state laws and will maintain in good standing requisite mortgage broker licenses, registrations, approvals and exemptions, as applicable to operate the Mortgage Web Pages."

        e.         The sixth sentence of the first paragraph of Section
                   4.2 is hereby amended to read in its entirety as follows:



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                  "LendingTree will be responsible for all lender service
         issues, training of lender staff, and analyzing lender performance with respect to all lenders who participate through the Mortgage Web Pages."

         f. Section 5.1 is hereby deleted in its entirety and replaced with the following:

                  "5.1 No Exclusivity. During the Term of this Agreement and anytime thereafter, Priceline may, in its sole discretion, offer additional Mortgage Loans and/or mortgage brokerage services on its web site directly, or indirectly through one or more affiliated entities or one or more third parties. Notwithstanding the foregoing, during the Term of this Agreement, Priceline will use its commercially reasonable best efforts to provide Lending Tree with thirty (30) days advance notice of the addition of any new mortgage lender that operates primarily through an Internet-based service; provided, however, that upon Priceline's delivery of advance notice under this
         Section 5.1, Lending Tree may elect, at its sole discretion and upon not less than ninety (90) days' written notice to Priceline, to terminate this Agreement at the conclusion of the term of this Addendum as indicated in Section 11.1 below, unless Priceline foregoes the addition of such mortgage lender."

                  "8.3 Other Goods or Services. LendingTree may, in its sole discretion, provide software, technology and/or services to Priceline, its affiliates or other third parties for the purpose of allowing such parties to operate portions of or web pages accessed from the Priceline web site other than the Mortgage Web Pages, provided, however, that such parties enters into an acceptable agreement(s) with LendingTree. LendingTree shall be under no obligation to provide and/or upon ninety
         (90) days advance notice to Priceline may discontinue providing such goods and/or services in the absence of such an agreement."

         g. Section 11.1 is hereby deleted in its entirety and replaced with the following:

                  "11.1 Initial Term. The term of this Agreement shall commence on the Effective Date and will continue through July 26, 2000, unless earlier terminated under Section 11.4 below (the "Initial Term")."

         h. Section 11.3 is hereby deleted in its entirety and replaced with the following:

                  "Commencing on the 90th day preceding the expiration of the Initial Term and at all times thereafter, this Agreement may be terminated by either party upon delivery of written notice of termination to the other party, which termination shall become effective not earlier than ninety (90) days following delivery of such written notice."






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         i.       Section 14.4 is hereby deleted in its entirety and replaced with the following:

                  "14.4 General Indemnification by Priceline. Priceline shall defend and indemnify the LendingTree Indemnified Parties and hold each of them harmless from and against any and all Liabilities that were caused by or resulted from or otherwise arising from or related to (i) a breach of any of Priceline's duties, representations, warranties, covenants and agreements contained in this Agreement, (ii) the Priceline Intellectual Property, (iii) by Priceline Indemnified Parties' willful misfeasance, bad faith, or negligence in the performance of or failure to perform as provided in this Agreement, and
         (iv) the operation and/or promotion by Priceline, any affiliate, or one or more of its affiliated entities or one or more third parties of any portion of the Priceline web site other than the Mortgage Web Pages."

    3. No Other Amendments. Except as expressly amended herein, the Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of the Agreement and shall not be deemed to prejudice any right or rights which either party may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time. All references in the Agreement to the Agreement shall hereafter be deemed a reference to the Agreement as amended by this Amendment.

    4. Counterparts. This Amendment may be executed in counterparts by the parties, each of which shall be deemed an original and both of which taken together shall be deemed one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

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PRICELINE.COM INCORPORATED              LENDINGTREE, INC.

By:                                     By:
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Name:                                  Name:
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Title:                                 Title:
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